Exhibit 99.1

             Digital Recorders, Inc. Appoints Additional
          Leadership for Company's North Carolina Operations

    DALLAS--(BUSINESS WIRE)--Dec. 1, 2006--Digital Recorders, Inc.
(DRI) (NASDAQ: TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, announced today that Tanya L. Johnson has been promoted to Vice President of Operations and that James Kennedy, as Vice President of Engineering, has assumed additional management responsibilities at Company's North Carolina Operations in Durham, N.C.

    "Tanya and Jim have been dedicated employees for a number of years. They are very talented professionals with great leadership qualities and the sense of urgency that today's fast-paced, technology-driven business world commands. We're confident that they will excel in our ongoing efforts to increase revenues, reduce costs and expenses, design and launch new products fortified with the latest technology, and achieve profitability," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    ABOUT TANYA L. JOHNSON

    Co-developer of the Company's Talking Bus(R) technology, Ms. Johnson has more than 15 years' transit-industry experience. Prior to her recent promotion, she served as the Company's Vice President of Engineering and Interim Operations Manager of North Carolina Operations since June 2006. Ms. Johnson has also served in other key roles within the Company. From August 2005 to June 2006, she was Director, Engineering. From August 2002 to July 2005, she was Director, Business Development. From January 1998 to May 2002, she was Vice President and General Manager of the Company's Digital Recorders
(DR) business unit. Before joining the Company, Ms. Johnson held various engineering and management positions within the electronics industry. Ms. Johnson is an active member of the American Public Transportation Association. A 1985 graduate of Duke University, she earned a B.S.E.E. degree in Electrical Engineering.

    ABOUT JAMES KENNEDY

    Mr. Kennedy has more than 20 years' experience in engineering and five years' experience in the transit industry. In March 2004, he was promoted to Vice President of Engineering at the Company's DR business unit. He also assumed technical responsibilities for the Company's TwinVision na, Inc. business unit in 2005. Previously, he was the DR business unit's Director of Engineering. He joined the Company in 1999. Before joining the Company, Mr. Kennedy served as Director of Engineering at QMD, Inc., in Raleigh, N.C. He also served as Senior Member of Technical Staff at Rabbit Software Corp, also based in Raleigh. A member of the Society of Automotive Engineers, he has received two patents for consumer and transit products. A 1979 graduate of the University of Kentucky, Mr. Kennedy holds a B.S.E.E. and M.S.E.E. from that institution.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators' quest to increase ridership, our products also help reduce dependence on fuel. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations, including without limitation, the potential positive effects of Ms. Johnson's and Mr. Kennedy's efforts on behalf of the Company, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including, without limitation, risk that Ms. Johnson's and Mr. Kennedy's efforts on behalf of the Company may not have the positive effects the Company anticipates, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com